                                                                     Exhibit 4.2


                                  DOCENT, INC.

                              AMENDED AND RESTATED

                           INVESTOR RIGHTS AGREEMENT

                                August 29, 2000

                               TABLE OF CONTENTS

                                                                Page
Section 1.  General...........................................     1
       1.1  Definitions.......................................     1
Section 2.  Registration; Restrictions on Transfer............     3
       2.1  Restrictions on Transfer..........................     3
       2.2  Demand Registration...............................     4
       2.3  Piggyback Registrations...........................     5
       2.4  Form S-3 Registration.............................     6
       2.5  Expenses of Registration..........................     7
       2.6  Obligations of the Company........................     8
       2.7  Termination of Registration Rights................     9
       2.8  Delay of Registration; Furnishing Information.....     9
       2.9  Indemnification...................................    10
      2.10  Assignment of Registration Rights.................    12
      2.11  Amendment of Registration Rights..................    12
      2.12  Limitation on Subsequent Registration Rights......    12
      2.13  "Market Stand-Off" Agreement......................    12
      2.14  Rule 144 Reporting................................    13
Section 3.  Covenants of the Company..........................    13
       3.1  Basic Financial Information and Reporting.........    13
       3.2  Inspection Rights.................................    14
       3.3  Confidentiality of Records........................    14
       3.4  Reservation of Common Stock.......................    14
       3.5  Proprietary Information and Inventions Agreement..    14
       3.6  Directors' Expenses...............................    14
       3.7  Real Property Holding Corporation.................    14
       3.8  Termination of Covenants..........................    15
Section 4.  Right of First Refusal............................    15
       4.1  Subsequent Offerings..............................    15
       4.2  Exercise and Waiver of Rights.....................    15
       4.3  Termination of Rights of First Refusal............    16
       4.4  Transfer of Rights of First Refusal...............    16
       4.5  Excluded Securities...............................    16

       4.6  Waiver............................................    16
       4.7  Qualified Institutional Buyer.....................    16
Section 5.  Miscellaneous.....................................    17
       5.1  Governing Law.....................................    17
       5.2  Survival..........................................    17
       5.3  Successors and Assigns............................    17
       5.4  Entire Agreement..................................    17
       5.5  Severability......................................    17
       5.6  Amendment and Waiver..............................    17
       5.7  Delays or Omissions...............................    18
       5.8  Notices...........................................    18
       5.9  Attorneys' Fees...................................    18
      5.10  Titles and Subtitles..............................    18
      5.11  Counterparts......................................    18
      5.12  Consent and Waiver................................    18

Schedule I - Investors

                             AMENDED AND RESTATED
                           INVESTOR RIGHTS AGREEMENT


     This Amended and Restated Investor Rights Agreement (the "Agreement") is made effective as of the _____ day of July 2000, by and among Docent, Inc., a Delaware corporation (the "Company"), and the investors set forth on Schedule I
                                                                     ----------
attached hereto (each, an "Investor"; collectively, "Investors").

     Now, Therefore, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:

SECTION 1.  General.

     1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

          "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          "Holder" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

          "Initial Offering" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

          "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          "Registrable Securities" means (i) Common Stock of the Company issued or issuable upon conversion of the Shares; and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities after they have been sold by a person to the public either pursuant to a registration statement or Rule 144 of the Securities Act or after they have been sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

          "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (i) are then issued and outstanding or (ii) are issuable pursuant to then exercisable or convertible securities.

          "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed Fifteen Thousand Dollars ($15,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

          "Series A Stock" shall mean the Company's Series A Convertible Preferred Stock issued pursuant to that certain Series A Convertible Preferred Stock Purchase Agreement, dated as of June 27, 1997.

          "Series B Stock" shall mean the Company's Series B Convertible Preferred Stock issued pursuant to that certain Series B Convertible Preferred Stock Purchase Agreement, dated as of June 5, 1998.

          "Series B-1 Stock" shall mean the Company's Series B-1 Convertible Preferred Stock issued pursuant to that certain Series B-1 Convertible Preferred Stock Purchase Agreement, dated as of September 25, 1998.

          "Series C Stock" shall mean the Company's Series C Convertible Preferred Stock issued pursuant to (a) that certain Series C Convertible Preferred Stock Purchase Agreement, dated as of November 13, 1998; (b) that certain Series C Convertible Preferred Stock Purchase Agreement, dated as of 23, 1999; and (c) two warrants for the purchase of up to an aggregate of two hundred twenty-eight thousand five hundred (228,500) shares of the Company's Series C Convertible Preferred Stock held by Comdisco, Inc. (the "Comdisco Warrants").

          "Series D Stock" shall mean the Company's Series D Convertible Preferred Stock issued pursuant to those certain Series D Convertible Stock Purchase Agreements, dated as of August 19, 1999, August 27, 1999, November 22, 1999 and December 22, 1999, respectively.

          "Series E Stock" shall mean the Company's Series E Convertible Preferred Stock issued pursuant to that certain Series E Convertible Stock Purchase Agreement, dated as of April 5, 2000.

          "Series F Stock" shall mean the Company's Series F Convertible Preferred Stock issued pursuant to that certain Series F Convertible Stock Purchase Agreement of even date herewith.

          "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

          "Shares" shall mean the Series A Stock, Series B Stock, Series B-1 Stock, Series C Stock, Series D Stock, Series E Stock and Series F Stock held by the Investors and their permitted assigns.


SECTION 2.  Registration; Restrictions on Transfer.

     2.1    Restrictions on Transfer.

            (a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

                 (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                 (ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                 (iii) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its stockholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or trust for the benefit of an individual Holder; provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

            (b) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE

     TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

          (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

          (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

     2.2  Demand Registration.

          (a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of at least twenty percent (20%) of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities having an aggregate offering price to the public in excess of $7,500,000 (a "Qualified Public Offering"), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this
Section 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

          (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable

Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

          (c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

              (i) prior to the earlier of December 31, 2001 or one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering; or

              (ii) after the Company has effected three (3) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective; or

              (iii) during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

              (iv) if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company's intention to make its Initial Offering within ninety (90) days; or

              (v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

     2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within twenty (20) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (a) Underwriting. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this
Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the Company and the underwriter determine in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to Holders, not including members of the Company's management, on a pro rata basis based on the total number of Registrable Securities held by these Holders; third, to all remaining Holders on a pro rata basis based on the total number of Registrable Securities held by the remaining Holders; and fourth to any stockholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, or (ii) reduce the amount of securities of the selling Holders included in the registration below ten percent (10%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities proposed to be sold in the offering.

          (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with
Section 2.5 hereof.

     2.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4 if:

               (i) Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

               (ii) the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000, or

               (iii) the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4: provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

               (iv) the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 2.4, or

               (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All such Registration Expenses incurred in connection with three registrations requested pursuant to this Section 2.4 shall be paid by the Company.

     2.5 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under
Section 2.3 or the first three registrations under Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (i) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (ii) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2 or Section 2.4, as applicable, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or
Section 2.4 to a demand registration.

     2.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (x) includes any prospectus required by Section 10(a)(3) of the Securities Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (x) and (y) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the

Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

          (h) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          (j) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.

     2.7 Termination of Registration Rights. All registration rights granted under this Section 2 shall terminate and be of no further force and effect four
(4) years after the date of the Company's Initial Offering. In addition, a Holder's registration rights shall expire sooner if (i) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act; and (ii) all Registrable Securities held by and issuable to such Holder (and its affiliates, partners and former partners) may be sold under Rule 144 during any ninety (90) day period..

     2.8  Delay of Registration; Furnishing Information.

          (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

          (c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

     2.9 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

          (a) To the extent permitted by law, the Company will indemnify, defend, protect and hold harmless each Holder, the partners, officers, directors, members and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer, director, member, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, member, legal counsel, underwriter or controlling person of such Holder or underwriter.

          (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify, defend, protect and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, legal counsel, controlling person, underwriter or other Holder, or partner, officer, director, legal counsel or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

          (c) Promptly after receipt by an indemnified party under this Section
2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9 only to the extent that such party is harmed by such failure to deliver notice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

          (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault and/or relative benefit of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault and/or relative benefit of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

          (e) The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     2.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (i) is a general partner, limited partner or retired partner of a Holder that is a partnership, (ii) is a Holder's family member or trust for the benefit of an individual Holder, or (iii) acquires at least five percent (5%) of the Registrable Securities then outstanding (as adjusted for stock splits and combinations); provided however, (A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

     2.11 Amendment of Registration Rights. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Article II, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

     2.12 Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to or on parity with those granted to the Holders hereunder.

     2.13 "Market Stand-Off" Agreement. Each Holder hereby agrees that such Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed either: (i) one hundred eighty (180) days following the effective date of the registration statement of the Company filed under the Securities Act pertaining to the Initial Offering, provided that all officers and directors of the Company and holders of at least one percent (1%) of the Company's voting securities enter into similar agreements; or (ii) ninety (90) days following the effective date of a subsequent registration statement of the Company filed under the Securities Act in which such Holder participates, provided that all officers and directors of the Company and holders of at least one percent (1%) of the Company's voting securities enter into similar agreements.

     Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the foregoing or which are necessary to give further effect thereto. The obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to SEC Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of the period specified in such agreements.

     2.14 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

          (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

          (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3.  Covenants of the Company.

     3.1  Basic Financial Information and Reporting.

          (a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

          (b) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, the Company will furnish each Investor that holds a minimum of 25,000 Shares with a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

          (c) The Company will furnish each holder of a minimum of 100,000 Shares (a "Major Investor") (i) within thirty (30) days after Board approval, the annual operating plan for the next fiscal year; and (ii) as soon as practicable after the end of each month, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company as of the end of each such month, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such month and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and each of which shall indicate the variance from the operating plan, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

     3.2 Inspection Rights. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this
Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

     3.3 Confidentiality of Records. Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any partner, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 3.3.

     3.4 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

     3.5 Proprietary Information and Inventions Agreement. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement in substantially the form attached to the Purchase Agreement.

     3.6 Directors' Expenses. The Company shall not pay any compensation to any member of the Company's Board of Directors in connection with the performance of their duties as a Director, provided however, the Company shall pay reasonable expenses incurred by Directors in performance of their duties.

     3.7 Real Property Holding Corporation. The Company covenants that it will operate in a manner such that it will not become a "United States real property holding corporation" as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("FIRPTA"). The Company agrees to make determinations as to its status as a USRPHC, and will file statements concerning those determinations with the Internal Revenue Service, in the manner and at the times required under Reg. (S) 1.897-2(h), or any supplementary or successor provision thereto. Within 30 days of a request from an Investor or any of its partners, the Company will inform the requesting party, in the manner set forth in Reg. (S) 1.897- 2(h)(1)(iv) or any supplementary or successor provision thereto, whether that party's interest in the Company constitutes a United States real property interest (within the meaning of Internal Revenue Code
Section 897(c)(1) and the regulations thereunder) and whether the Company has provided to the Internal Revenue Service all required notices as to its USRPHC status.

     3.8  Termination of Covenants.  All covenants of the Company contained in
Section 3 of this Agreement shall expire and terminate as to each Investor on the effective date of the registration statement pertaining to the Initial Offering.

SECTION 4.  Right of First Refusal.

     4.1 Subsequent Offerings. Each Investor shall have a right of first refusal to purchase up to its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.5 hereof. Each Investor's pro rata share is equal to the ratio of (i) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (ii) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option, warrant or right to purchase such a convertible security), (iii) any security carrying any option, warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such option, warrant or right. The Right of First Refusal provided by this
Section 4.1 shall be applicable to only the initial sale or grant by the Company of Equity Securities, but not upon the exercise or conversion thereof.

     4.2 Exercise and Waiver of Rights. If the Company proposes to issue any Equity Securities, it shall give each Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Investor shall have fifteen
(15) days from the giving of such notice to agree to purchase up to its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities (i) if the holders of a majority of the Registrable Securities waive such rights or (ii) to any Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

     4.3 Termination of Rights of First Refusal. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the effective date of the registration statement pertaining to the Company's Initial Offering.

     4.4 Transfer of Rights of First Refusal. The rights of first refusal of each Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

     4.5  Excluded Securities.  The rights of first refusal established by this
Section 4 shall have no application to any of the following Equity Securities:

          (a) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

          (b) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

          (c) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

          (d) shares of Common Stock issued upon conversion of the Shares;

          (e) any Equity Securities issued in connection with any leasing arrangement, loan or debt financing from a bank or similar financial institution approved by the Board of Directors of the Company;

          (f) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act;

          (g) any Equity Securities as determined by the Company's Board of Directors, which Equity Securities are issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; and

          (h) any Equity Securities issued upon conversion or exercise of Equity Securities outstanding on the date of this Agreement.

     4.6 Waiver. The Investors waive their right of first refusal under prior versions of this Agreement as to warrants granted by the Company to strategic partners, including, without limitation, affiliates of Harvard Business School, Anderson Consulting, The Richardson Company and Deutsche Banc Alex. Brown.

     4.7 Qualified Institutional Buyer. Notwithstanding anything else set forth in this Section 4, no Investor shall have any rights under this Section 4 with respect to any issuance of New Securities by the Company after August 1, 2000, unless such Investor is either a Qualified Institutional Buyer ("QIB") as such term is defined in Rule 144A of the Securities Act or an accredited investor ("Accredited Investor") within the meaning of Rule 501(a)(3) of Regulation D under the Securities Act. The Company shall have no obligation to notify any Investor who is not a QIB or an Accredited Investor of any issuance of New Securities after August 1, 2000.

SECTION 5.  Miscellaneous.

     5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California. The parties hereto hereby (a) expressly consent to the personal jurisdiction and venue of the state and federal courts located in Santa Clara County, California for any action brought by either party to interpret or enforce any provision of this Agreement and (b) agree not to assert (by way of motion, as a defense or otherwise), in any such action any claim that such legal proceeding has been brought in an inconvenient forum.

     5.2 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     5.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

     5.4 Entire Agreement. This Agreement and the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     5.5 Severability. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     5.6  Amendment and Waiver.

          (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities.

          (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities.

          (c) Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional purchasers of Shares as "Investors," "Holders" and parties hereto.

     5.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

     5.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party at the address as set forth on Schedule I attached hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

     5.9 Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     5.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     5.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     5.12 Consent and Waiver.  Each Investor hereby:

          (a) consents, on behalf of all such "Investors," under Sections 5.6(a), 5.6(b) and 5.6(c) of this Agreement, to the registration rights granted to Holders hereunder; and

          (b) waives, on behalf of all such "Investors," such "Investors" rights of first refusal, and related rights to notice, under Section 4.1 and Section
4.2 of this Agreement as they
apply to the issuance of Series A Stock, Series B Stock, Series B-1 Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock and the Comdisco Warrants.

     In Witness Whereof, the parties hereto have executed this Amended and Restated Investor Rights Agreement as of the date set forth in the first paragraph hereof.


COMPANY

Docent, Inc.

By: ___________________________________________
     David R. Ellett
     President and Chief Executive Officer

         In Witness Whereof, the parties hereto have executed this Amended and Restated Investor Rights Agreement as of the date set forth in the first paragraph hereof.

INVESTORS:                                                     IDS Life Series Fund, Incorporated (Equity Portfolio)

By:_____________________________________________________       By:_____________________________________________________

Print Name:_____________________________________________       Print Name:_____________________________________________

Title:__________________________________________________       Title:__________________________________________________


Norwest Venture Partners, VI                                   Bernard V. and Theresa S. Vonderschmitt
a Minnesota Limited Partnership,                               Joint Declaration of Trust dtd 1/4/96

By:    Itasca VC Partners VI, L.L.P,
       General Partner

By:_____________________________________________________       By:_____________________________________________________

Print Name:_____________________________________________       Print Name:_____________________________________________

Title:__________________________________________________       Title:__________________________________________________



Advanced Technology Ventures IV

By:_____________________________________________________       ________________________________________________________
                                                               Alvin Eugene Banman
Print Name:_____________________________________________

Title:__________________________________________________


Gilde IT Fund

By:_____________________________________________________       ________________________________________________________
                                                               Michiko Ikuta
Print Name:_____________________________________________

Title:__________________________________________________

Comdisco                                                       GC&H Investments

By:_____________________________________________________       By:_____________________________________________________

Print Name:_____________________________________________       Print Name:_____________________________________________

Title:__________________________________________________       Title:__________________________________________________


________________________________________________________       ________________________________________________________
Pardner Wynn                                                   Frank Poirier


Credit Suisse First Boston                                     BancBoston Ventures Inc.
Venture Fund I, L.P.

By:  QBB Management I, L.L.C.
       General Partner                                         By:_____________________________________________________

By:  ___________________________________________________       Print Name:_____________________________________________
       George Boutros
       Member                                                  Title:__________________________________________________


Citiventure 96 Partnership, L.P.                               Chancellor Private Capital
                                                               Partners III, L.P.

By:  INVESCO Private Capital, Inc.,
    As Investment Adviser and Attorney-in-Fact                 By:  CPCP Associates, L.P., its General Partner

                                                                       By:  INVESCO Private Capital, Inc.,
                                                                              Its General Partner


By:_____________________________________________________       By:_____________________________________________________

Print Name:_____________________________________________       Print Name:_____________________________________________

Title:__________________________________________________       Title:__________________________________________________

Chancellor Private Capital Offshore                            Chancellor Private Capital Offshore
Partners II, L.P.                                              Partners I, C.V.

By: CPCP Associates, L.P., its Investment                      By:  Chancellor KME IV, L.P., its Investment General
General Partner                                                Partner

            By:  INVESCO Private Capital, Inc.,                            By:  INVESCO Private Capital, Inc.,
                  Its General Partner                                            Its General Partner


By:_____________________________________________________       By:_____________________________________________________

Print Name:_____________________________________________       Print Name:_____________________________________________

Title:__________________________________________________       Title:__________________________________________________


Van Wagoner Funds                                              Apollo Group, Inc.

By:_____________________________________________________       By:_____________________________________________________

Print Name:_____________________________________________       Print Name:_____________________________________________

Title:__________________________________________________       Title:__________________________________________________


George Brown Bolton                                            Richard Berkeley

________________________________________________________       ________________________________________________________


DRW Venture Partners LP                                        Kathryn E. Coffey

By:_____________________________________________________       ________________________________________________________

Print Name:_____________________________________________

Title:__________________________________________________

GDC Partners 2000 Fund, LLC                                    Hampton Partners X


By:_____________________________________________________       By:_____________________________________________________

Print Name:_____________________________________________       Print Name:_____________________________________________

Title:__________________________________________________       Title:__________________________________________________


SELIGMAN INVESTMENT OPPORTUNITIES (MASTER)                     SELIGMAN COMMUNICATIONS AND INFORMATION FUND, INC.
FUND-NTV PORTFOLIO

By:  J. & W. Seligman & Co. Incorporated, its investment       By:  J. & W. Seligman & Co. Incorporated, its investment
advisor                                                        advisor


By:_____________________________________________________       By:_____________________________________________________

Print Name:_____________________________________________       Print Name:_____________________________________________

Title:__________________________________________________       Title:__________________________________________________


Barbara Herrington                                             SELIGMAN NEW TECHNOLOGIES FUND, INC.

                                                               By:  J. & W. Seligman & Co. Incorporated, its investment
________________________________________________________       advisor



                                                               By:_____________________________________________________
Keith Gay
                                                               Print Name:_____________________________________________

________________________________________________________       Title:__________________________________________________

Fred McCrea                                                    Geoff Flynn


________________________________________________________       ________________________________________________________


Jeffrey Liu                                                    Greg Isaacs


________________________________________________________       ________________________________________________________


Pillsbury Venture Fund III                                     Jorge del Calvo and Geraldine Ongkeko as husband and wife


By:_____________________________________________________

Print Name:_____________________________________________       ________________________________________________________

Title:__________________________________________________       ________________________________________________________


US Development Capital Portfolio Company                       James A. Moore

By:_____________________________________________________       ________________________________________________________

Print Name:_____________________________________________

Title:__________________________________________________



Peter P. Appert                                                Donald D. Notman, Jr.

________________________________________________________       ________________________________________________________

MBA Investment Group                                           GE Capital Equity Investments, Inc.


By:_____________________________________________________       By:_____________________________________________________

Print Name:_____________________________________________       Print Name:_____________________________________________

Title:__________________________________________________       Title:__________________________________________________


Chancellor Private Capital III, L.P.                           Stephen Wurzburg

By:_____________________________________________________       ________________________________________________________

Print Name:_____________________________________________

Title:__________________________________________________


Anderson Consulting Ventures                                   DHM Arcadia Partner, LP

By:_____________________________________________________       By:_____________________________________________________

Print Name:_____________________________________________       Print Name:_____________________________________________

Title:__________________________________________________       Title:__________________________________________________


Chancellor Private Capital Offshore Partners II, L.P.          Citiventure 96 Partnership, L.P.


By:_____________________________________________________       By:_____________________________________________________

Print Name:_____________________________________________       Print Name:_____________________________________________

Title:__________________________________________________       Title:__________________________________________________

Van Wagoner Capital Partners, L.P.                             Van Wagoner Crossover Fund, LP


By:_____________________________________________________       By:_____________________________________________________

Print Name:_____________________________________________       Print Name:_____________________________________________

Title:__________________________________________________       Title:__________________________________________________

                                   Schedule I

                              Schedule of Investors

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------
                                        Number of     Number of    Number of     Number of     Number of    Number of     Number of
                                        Shares of     Shares of    Shares of     Shares of     Shares of    Shares of     Shares of
                                         Series A     Series B     Series B-1     Series C     Series D      Series E      Series F
Name of Person or Entity                Preferred     Preferred    Preferred     Preferred     Preferred    Preferred     Preferred
-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------
Norwest Venture Partners, VI              2,592,592      984,275       410,417     2,150,539    1,398,601       531,915
A Minnesota Limited Partnership,

By: Itasca VC Partners VI, L.L.P.,

General Partner

245 Lytton Avenue, Suite 250
Palo Alto, CA 94301
Attn:  Kevin Hall
-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

Advanced Technology Ventures IV           2,592,592      984,275       410,417       403,230      699,301       196,809

485 Ramona, Street Suite 200
Palo Alto, CA 94301
Attn:  Jos Henkens
-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

Pardner Wynn                                370,370       10,000         4,166         5,000           --            --

1011 E. Sharpsburg, Apt. 518
Spokane, WA 99208
-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

Bernard V. and Theresa S.                    74,074           --            --            --           --            --
Vonderschmitt Joint
Declaration of Trust Dtd 1/4/96

510 West Mendel Lane
Jasper, IN 47546

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

Alvin Eugene Banman                          37,037           --            --            --           --            --

272 Delphi Circle
Los Altos, CA 94022
-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

                                     SCH-1

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------
                                        Number of     Number of    Number of     Number of     Number of    Number of     Number of
                                        Shares of     Shares of    Shares of     Shares of     Shares of    Shares of     Shares of
                                         Series A     Series B     Series B-1     Series C     Series D      Series E      Series F
Name of Person or Entity                Preferred     Preferred    Preferred     Preferred     Preferred    Preferred     Preferred
-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------
Michiko Ikuta                                37,037           --            --            --           --            --

Lillian Hill
Despository Trust

55 Water Street, 2/nd/ Sublevel
New York, NY  10000

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

GC&H Investments                             74,074       21,450         8,333        19,263           --            --

One Maritime Plaza, 20/th/ Floor
San Francisco, CA  94111

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

Frank Poirier                                22,222           --            --            --           --            --

8316 Desert Quail Drive
Las Vegas, NV 89128

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

Gilde IT Fund                                    --           --            --            --    1,048,951       132,979

P.O. Box 85067
3508 AB Utrecht
The Netherlands
Attn:  Albert Bokma

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

Chancellor Private Capital Partners              --           --            --            --      243,706            --
III, L.P.

1166 6/th/ Avenue, Floor 25
New York, NY  10036

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

Citiventure 96 Partnership, L.P.                 --           --            --            --    1,061,888            --

1166 6/th/ Avenue, Floor 25
New York, NY 10036

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

Chancellor Private Capital Offshore
Partners II, L.P.                                --           --            --            --      401,399            --

1166 6/th/ Avenue, Floor 25
New York, NY 10036

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

                                     SCH-2

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------
                                        Number of     Number of    Number of     Number of     Number of    Number of     Number of
                                        Shares of     Shares of    Shares of     Shares of     Shares of    Shares of     Shares of
                                         Series A     Series B     Series B-1     Series C     Series D      Series E      Series F
Name of Person or Entity                Preferred     Preferred    Preferred     Preferred     Preferred    Preferred     Preferred
-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------
Chancellor Private Capital Offshore              --           --            --            --       41,259            --
Partners I, C.V.

1166 6/th/ Avenue, Floor 25
New York, NY 10036
-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------
Comdisco, Inc.                                   --           --            --            --       87,413         6,649

100 Hamilton Avenue Suite 104A
Palo Alto, CA  94301
Attn:  Jim Labe

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

Credit Suisse First Boston                       --           --            --            --      699,301            --

2400 Hanover Street
Palo Alto, CA 94304

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

BancBoston Ventures Inc.                         --           --            --            --      524,476        39,894

435 Tasso Street
Suite 250
Palo Alto, CA 94301
-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

IDS Life Series Fund, Incorporated
(Equity Portfolio)                               --           --            --            --           --       265,957

220 South 6/th/ Street
Suite 2200
Minneapolis, MN 55402
-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

Berkeley, Richard
                                                 --           --            --            --           --         3,325
110 Castlewood Road
Baltimore, MD 21210

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

Bolton, George Brown                             --           --            --            --           --         3,325

2655 Scott Street
San Francisco, CA 94123

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

Coffey, Kathryn E.                               --           --            --            --           --         3,325

101 California Street
48/th/ Floor
San Francisco, CA 94111
-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

                                     SCH-3

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------
                                        Number of     Number of    Number of     Number of     Number of    Number of     Number of
                                        Shares of     Shares of    Shares of     Shares of     Shares of    Shares of     Shares of
                                         Series A     Series B     Series B-1     Series C     Series D      Series E      Series F
Name of Person or Entity                Preferred     Preferred    Preferred     Preferred     Preferred    Preferred     Preferred
-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------
DRW Venture Partners LP                          --           --            --            --           --        33,245

60 South Sixth Street
Suite 1800
Minneapolis, MN 55402
Attn:  Jeffrey P. Greiner

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

GDC Partners 2000 Fund, LLC                      --           --            --            --           --        19,947

Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, CA 90071
Attn:  Charles E. Woodhouse

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

Hampton Partners X                               --           --            --            --           --        39,894

Hampton Group LLC
Attn:  Steven Shulman
Liberty Lane
Hampton, NH 03842

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

Herrington, Barbara                              --           --            --            --           --         3,325

1456 Edgewood Drive
Palo Alto, CA 94301

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

Seligman Investment Opportunities
(Master) Fund-NTV Portfolio                      --           --            --            --           --       101,064

J.W. Seligman
125 University Avenue
Palo Alto, CA 94301
Attn:  Paul Wick

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

Seligman New Technologies Fund, Inc.             --           --            --            --           --       430,851

J.W. Seligman
125 University Avenue
Palo Alto, CA 94301
Attn:  Paul Wick

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

Jorge Del Calvo and Geraldine
Ongkeko as husband and wife                      --           --            --            --           --        17,288

Pillsbury Madison & Sutro LLP
2550 Hanover Street
Palo Alto, CA 94304
-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

                                     SCH-4

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------
                                        Number of     Number of    Number of     Number of     Number of    Number of     Number of
                                        Shares of     Shares of    Shares of     Shares of     Shares of    Shares of     Shares of
                                         Series A     Series B     Series B-1     Series C     Series D      Series E      Series F
Name of Person or Entity                Preferred     Preferred    Preferred     Preferred     Preferred    Preferred     Preferred
-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------
Liu, Jeffrey                                     --           --            --            --           --         3,325

924 Clayton St.
San Francisco, CA 94117

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

Moore, James A.                                  --           --            --            --           --         3,325

2355 Vallejo Street
San Francisco, CA 94123

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

Pillsbury Venture Fund III                       --           --            --            --           --        19,947

Pillsbury Madison & Sutro LLP
2550 Hanover Street
Palo Alto, CA 94304
Attn:  Jorge del Calvo

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

Geoff Flynn                                      --           --            --            --           --         1,995

One Montgomery Street
Suite 3700
San Francisco, CA 94104
Attn:  Mike Ogborne

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

Keith Gay                                        --           --            --            --           --         1,995

One Montgomery Street
Suite 3700
San Francisco, CA 94104
Attn:  Mike Ogborne

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

Greg Isaacs                                      --           --            --            --           --           665

One Montgomery Street
Suite 3700
San Francisco, CA 94104
Attn:  Mike Ogborne

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

Fred McCrea                                      --           --            --            --           --           665

One Montgomery Street
Suite 3700
San Francisco, CA 94104
Attn:  Mike Ogborne
-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

                                     SCH-5

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------
                                        Number of     Number of    Number of     Number of     Number of    Number of     Number of
                                        Shares of     Shares of    Shares of     Shares of     Shares of    Shares of     Shares of
                                         Series A     Series B     Series B-1     Series C     Series D      Series E      Series F
Name of Person or Entity                Preferred     Preferred    Preferred     Preferred     Preferred    Preferred     Preferred
-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------
US Development Capital Portfolio
Company                                          --           --            --            --           --       132,979

Sims, Moss, Kline & Davis LLP
400 Northpark Town Center
Suite 310
1000 Abernathy Road, NE
Altalnta, GA 30328
Attn:  Raymond Moss

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

Van Wagoner Funds                                --           --            --            --           --       341,917

345 California Street
Suite 2450
San Francisco, CA 94104
Attn:  Garrett Van Wagoner
-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

Van Wagoner Capital Partners, L.P.               --           --            --            --           --         4,092

346 California Street
Suite 2450
San Francisco, CA 94104
Attn:  Garrett Van Wagoner

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

Van Wagoner Crossover Fund, LP                   --           --            --            --           --       185,906

347 California Street
Suite 2450
San Francisco, CA 94104
-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

Appert, Peter P.                                 --           --            --            --           --         3,325

101 California Street
46/th/ Floor
San Francisco, CA 94111

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

Notman, Donald D. Jr.                            --           --            --            --           --         3,325

One South Street
25/th/ Floor
Baltimore, MD 21202

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

MBA Investment Group                             --           --            --            --           --        20,000

229 Glenn Road
Ardmore, PA 19003

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

DHM Arcadia Partners, LP                         --           --            --            --      174,825

One Court Street
Boston, Ma 02108
-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

                                     SCH-6

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------
                                        Number of     Number of    Number of     Number of     Number of    Number of     Number of
                                        Shares of     Shares of    Shares of     Shares of     Shares of    Shares of     Shares of
                                         Series A     Series B     Series B-1     Series C     Series D      Series E      Series F
Name of Person or Entity                Preferred     Preferred    Preferred     Preferred     Preferred    Preferred     Preferred
-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------
Invesco                                           --            --             --             --            --

____________________________
____________________________
____________________________

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

Andersen Consulting Ventures                      --            --             --             --            --

____________________________
____________________________
____________________________

-------------------------------------- ------------- ------------ ------------- ------------- ------------ ------------- -----------

                                     SCH-7